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                        PURCHASE RIGHTS CERTIFICATE NO.: ________

             NONTRANSFERABLE RIGHTS TO PURCHASE ORDINARY SHARES OF

                               NUMBER OF RIGHTS: _______

                                   CAMTEK LTD.

                           PURCHASE RIGHTS CERTIFICATE

     THE TERMS AND CONDITIONS OF THE OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED JULY __, 2002 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY (THE "SUBSCRIPTION AGENT"). CAPITALIZED TERMS USED HEREIN WITHOUT DEFINITION SHALL HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS.

     THIS PURCHASE RIGHTS CERTIFICATE (THE "PURCHASE RIGHTS CERTIFICATE") MUST BE RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BEFORE 5:00 P.M., NEW YORK TIME, ON AUGUST 8, 2002 OR BY CAMTEK LTD. WITH PAYMENT IN FULL
BEFORE 5:00 P.M., ISRAEL TIME, ON AUGUST 8, 2002 (THE "EXPIRATION TIME"). IF YOUR SHARES ARE HELD THROUGH THE CLEARING HOUSE OF THE TEL AVIV STOCK EXCHANGE, ALL REQUIRED DOCUMENTS AND PAYMENTS MUST BE RECEIVED BY THE
CLEARING HOUSE OF THE TEL AVIV STOCK EXCHANGE BEFORE 9:00 A.M., ISRAEL TIME, ON AUGUST 8, 2002.

     THIS PURCHASE RIGHTS CERTIFICATE IS NOT TRANSFERABLE AND MAY NOT BE COMBINED OR DIVIDED OR ASSIGNED TO ANY OTHER PERSON.

The rights (the "Rights") represented by this Purchase Rights Certificate may be exercised, in whole or in part, by duly completing Part A. Before exercising Rights, Rights Holders are urged to read carefully and in their entirety the Prospectus and Instructions as to Use of Purchase Rights Certificates (the "Instructions") additional copies of which are available from the Subscription Agent. IMPORTANT: ALSO COMPLETE PART C, AND IF APPLICABLE, DELIVERY INSTRUCTIONS AND SIGN ON REVERSE SIDE.

     SUBSCRIPTION PRICE: $1.05 PER SHARE

     REGISTERED HOLDER:

The registered owner whose name is inscribed hereon (the "Rights Holder"), is entitled to subscribe for and purchase from Camtek Ltd., at the Subscription Price one share of the Company's Ordinary Shares, NIS 0.01 par value per share (the "Ordinary Shares"), pursuant to the Right, for each Right evidenced hereby, upon the terms and subject to the conditions set forth in the Prospectus and the Instructions. Ordinary Shares subscribed for pursuant to the Subscription Right shall be delivered upon receipt of this Purchase Rights Certificate, duly completed, and upon payment of the applicable Subscription Price, as soon as practicable after the Expiration Time and after all prorations and reductions contemplated by the terms of the Offering have been effected.

_______________________
MOSHE AMIT
CHIEF FINANCIAL OFFICER

YOU SHOULD BE AWARE THAT IF YOU CHOOSE TO EXERCISE LESS THAN ALL OF THE RIGHTS EVIDENCED HEREBY, THE BALANCE OF YOUR RIGHTS WILL PERMANENTLY EXPIRE ON THE EXPIRATION TIME. YOUR EXERCISE OF RIGHTS IS IRREVOCABLE ONCE YOU HAVE SUBMITTED THIS PURCHASE RIGHTS CERTIFICATE TO THE SUBSCRIPTION AGENT OR CAMTEK, AS APPLICABLE.

                IMPORTANT: PLEASE READ ALL INSTRUCTIONS CAREFULLY

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                       PART A - EXERCISE AND SUBSCRIPTION

The undersigned hereby irrevocably exercises one or more Rights to subscribe for Ordinary Shares as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

(a)  Total Number of shares subscribed for pursuant to the Purchase
     Right: (a)___________
(b) Total Subscription Price (line (a) multiplied by the Subscription Price of $1.05): (b) $___________
(c)  METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES))
|_| Check in the amount of $ ________ payable to Subscription Agent or Camtek Ltd.
|_| Money order or cashier's check in the amount of $ ________ payable to Subscription Agent or Camtek Ltd.

                     PART B - SPECIAL DELIVERY INSTRUCTIONS

Unless otherwise indicated below, the Subscription Agent and Camtek are hereby authorized to issue and deliver certificates for Ordinary Shares to the undersigned at the address appearing on the face of this Purchase Rights Certificate.

SPECIAL DELIVERY INSTRUCTIONS (See paragraph 3 of the Instructions). To be completed ONLY if the check evidencing a cash payment and/or the certificate evidencing the Ordinary Shares, is to be sent to someone other than the registered holder or to an address on the face of this Purchase Rights Certificate. Mail and deliver cheek and/or certificate for Ordinary Shares to:

Name: ____________________         ____________________________________________
        (Please Print)            (Tax Identification or Social Security Number)
Address: (Including Zip Code) ____________________________________________

                                     PART C
      IMPORTANT: RIGHTS HOLDER SIGN HERE IF RIGHTS ARE BEING EXERCISED AND
                  COMPLETE SUBSTITUTE FORM W-9 SET FORTH BELOW

                                  Dated: __________ , 2002

                     ______________________________________
                       (Signature(s) of Rights Holder(s))

Must be signed by the registered holder(s) as name(s) appear(s) on this Purchase Rights Certificate. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact agent(s) officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information. See the Instructions.

Name: _________________  Capacity (Full Title): _____________________________

Address: ____________________________________________________________________
                                                    (Include Zip Code)
Area Code and Home Telephone Number. ________________
Area Code and Business Telephone Number: _________________
Tax Identification or Social Security Number: _________________

                               SIGNATURE GUARANTEE
                  (to be executed if Section (d) is completed;
                    [see paragraph _ ] of the Instructions)

The undersigned, an eligible guarantor institution pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, and a participant in a Securities Transfer Association recognized signature program, does hereby guarantee that the signature of the Holder hereinabove is genuine.
Dated: ________________ , 2002

                               Firm Name (If applicable): ______________________
                               Authorized Signature ____________________________
                               Name and Title __________________________________

                               SUBSTITUTE FORM W-9
            PAYER'S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (TIN)

PAYER'S NAME: American Stock Transfer & Trust Company
PART 1: Please provide your TIN and certify by signing and dating below. Social Security Number _______ OR Employer Identification Number _______

PART 2: For Payees NOT subject to backup withholding under the provisions of section 3406(a) 1 (C) of the Internal Revenue Code, see the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein.

PART 3: AWAITING TIN |_|

CERTIFICATION. Under penalty of perjury, I certify that (1) the number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS center or Social Security Administration office or (b) I intend to mail or deliver an application in the near future), and (2) I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS. You must cross out item (2) above if you have been notified by the IRS that you arc subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE __________________________ DATE ______________________________
Name _______________________________ (Please Print)
Address ________________________________________________________________
                                     (Including Zip Code)